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                                                                    EXHIBIT 99.2



[NORTHWESTERN LOGO]                                          News  Release
                                                             NYSE: NOR

CONTACT:

INVESTORS/MEDIA:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com


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                     DELOITTE & TOUCHE COMPLETES RE-AUDIT OF
                       NORTHWESTERN'S FINANCIAL STATEMENTS
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                  NO CHANGES MADE TO PREVIOUS FINANCIAL REPORTS

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SIOUX FALLS, S.D. - SEPT. 20, 2002 - NORTHWESTERN CORPORATION (NYSE:NOR)
ANNOUNCED TODAY THAT DELOITTE & TOUCHE HAS COMPLETED A RE-AUDIT OF THE COMPANY'S 2001 FINANCIAL STATEMENTS AND A REVIEW OF ITS FIRST HALF 2002 FINANCIAL STATEMENTS. NO CHANGES OF PREVIOUSLY REPORTED FINANCIAL INFORMATION WAS MADE AS A RESULT OF THE RE-AUDIT.

         "We requested that Deloitte & Touche re-audit our 2001 financial statements and review our first half 2002 results after they were appointed as our independent auditors in May 2002 following the termination of Arthur Andersen as our previous auditors. Deloitte & Touche has completed its re-audit and review and confirmed our previously issued financial statements, consistent with the CEO and CFO certifications provided to the Securities and Exchange Commission on Aug. 15, 2002 and Sept. 20, 2002," said Kipp Orme, NorthWestern's vice president of finance and chief financial officer.

         Further discussion of the re-audited financial statements are included in the company's Form 8-K filed with the SEC today.

         To conform the information in NorthWestern's registration statement on Form S-4, which was declared effective on Sept. 11, 2002 following a full review by the SEC, amendments to NorthWestern's Annual Report on Form 10-K for the year ended December 31, 2001, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2002, and June 30, 2002, were filed today. The S-4 was filed with respect to a recently commenced exchange offer for the company's outstanding 7 7/8% Senior Notes due March 15, 2007 and 8 3/4% Senior Notes due March 15, 2002.

      NorthWestern Corporation, a FORTUNE 500 company, is a leading provider of services and solutions to more than 2 million customers across America in the energy and communications sectors. NorthWestern's partner businesses include NorthWestern Energy, a


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Re-Audit Confirms NorthWestern Financial Statements
Sept. 20, 2002
Page 2


provider of electricity, natural gas and related services to customers in Montana, South Dakota and Nebraska; Expanets, the largest mid-market provider of networked communications solutions and services in the United States; and Blue Dot, a leading provider of air conditioning, heating, plumbing and related services.

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